Exhibit 1

Amendment No. 2 to Share Swap Transaction

The purpose of this amendment, dated as of 22 March 2019 (this “Amendment No. 2”), is to amend certain of the terms and conditions of the share swap transaction (the “Transaction”) on Enel Americas S.A. common stock, ISIN: CLP371861061 (Bloomberg Ticker: ENELAM CI <Equity>) entered into between [*] (“[*]”) and ENEL S.p.A. (the “Counterparty”) on a Trade Date of 15 October 2018, as evidenced by the Confirmation dated 15 October 2018, as previously amended on 18 December 2018 and as otherwise amended or amended and restated from time to time, including, without limitation, by Counterparty Election Notices (the “Confirmation”), between [*] and the Counterparty. This Amendment No. 2 constitutes a “Confirmation” for the purposes of and supplements, forms a part of, and is subject to, the Agreement.

Capitalised terms not otherwise defined in this Amendment No. 2 shall have the same meanings given to them in the Confirmation. Except as expressly modified herein, all other terms and conditions of the Transaction as previously amended shall remain in full force and effect as provided in the Confirmation.

1.       Amendment of Confirmation. With effect from the date of this Amendment No. 2, the following amendments shall be made to the Confirmation:

(i) The definition of “Maximum Number of Shares” appearing in the “Equity Amounts” section of the Confirmation is hereby amended to read in its entirety as follows:

“1,926,064,070 or such lower number as notified by Counterparty to [*] and the Calculation Agent from time to time in a Counterparty Election Notice, which number shall not be less than the Number of Shares applicable as at the effective date of such Counterparty Election Notice; provided that the Maximum Number of Shares as of the last Scheduled Trading Day on which rights may be exercised in respect of an offering of Shares pursuant to preemptive subscription rights that triggers any Restricted Period (as defined below), as adjusted pursuant to Paragraph 6(d) hereof, shall be increased by the number of Shares a holder of Shares would have received had it exercised a number of preemptive subscription rights equal to all of the preemptive subscription rights that were granted by the Issuer on a number of Shares equal to the adjusted Maximum Number of Shares in the offering of Shares pursuant to preemptive subscription rights that triggered such Restricted Period;”

(ii) The definition of “Initial Hedge Positions” appearing in the “Equity Amounts” section of the Confirmation is hereby amended to read in its entirety as follows:

“The Hedge Positions established by the Hedging Party during the Initial Hedging Period and which shall, following any offering of Shares pursuant to preemptive subscription rights that triggers a Restricted Period, be deemed to include, on the last Scheduled Trading Day on which such rights may be exercised, the number of Shares a holder of Shares would have received had it exercised a number of preemptive subscription rights equal to all of the preemptive subscription rights that were granted by the Issuer on a number of Shares equal to the Number of Shares as of the last day on which the Shares are traded “cum” the preemptive subscription rights that triggered such Restricted Period, such that the Hedging Party, for all purposes, will be deemed to have established Initial Hedge Positions in respect of that number of Shares on that Scheduled Trading Day.”

(iii) The first two paragraphs of the definition of “Initial Hedging Period” appearing in the “Equity Amounts” section of the Confirmation are hereby amended to read in their entirety as follows:

“The period from, and including, the Effective Date to, and including, the earliest of (a) the day on which the Hedging Party completes establishing Initial Hedge Positions in respect of the Maximum Number of Shares, (b) the Initial Hedging Period End Date and (c) the effective date of a Counterparty Election Notice in which Counterparty notifies [*] and the Calculation Agent that it wishes to end the Initial Hedging Period, provided that (x) such period shall be deemed to also extend to the later of: (i) the last day of any Restricted Period and (ii) the latest date of settlement and admission to trading of any Shares issued in respect of an offering of Shares pursuant to preemptive subscription rights that triggered a Restricted Period and (y) Counterparty may not deliver a Counterparty Election Notice under subparagraph (c) hereof during any Restricted Period.

The Hedging Party will use its reasonable efforts to establish its Initial Hedge Positions in such a way so the number of Shares in respect of which the Hedging Party establishes its Initial Hedge Positions in respect of each Exchange Business Day will be as close as reasonably practicable to the Target Daily Shares; provided, however, that in no event will the number of Shares in respect of which the Hedging Party establishes its Initial Hedge Positions in respect of an Exchange Business Day exceed: (a) the 4 Week Target Daily Shares or (b) if there is a public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”)) of any Merger Transaction (such announcement, a “Public Announcement”), from the Notification of Public Announcement until the Notification of Completion of Merger Transaction Restricted Period (the “Merger Transaction Restricted Period”), the lesser of (i) the 4 Week Target Daily Shares and (ii) the average daily number of Shares in respect of which the Hedging Party has established its Initial Hedge Positions during the three full calendar months preceding the date of such Public Announcement, as determined by the Calculation Agent (the “Merger Target Daily Shares”). The price per Share at which the Hedging Party establishes its Initial Hedge Positions may not exceed the Maximum Share Reference Price. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization of the Issuer as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. The Hedging Party’s obligations and restrictions with regard to the number of Shares in respect of which the Hedging Party establishes its Initial Hedge Positions in respect of an Exchange Business Day and the price at which any such Initial Hedge Positions are established shall not apply with respect to the Initial Hedge Positions deemed to be established on the last Scheduled Trading Day on which preemptive subscription rights granted in connection with an offering of Shares pursuant to preemptive subscription rights that triggered a Restricted Period may be exercised.”

(iv) The definition of “Target Daily Shares” appearing in the “Equity Amounts” section of the Confirmation is hereby amended to read in its entirety as follows:

“In respect of each Scheduled Trading Day during the Initial Hedging Period, the lower of: (a) the product of (i) the average daily trading volume reported for the Shares during the four calendar weeks preceding the week of such Scheduled Trading Day, as determined by the Calculation Agent by reference to Bloomberg page “ENELAM CI <Equity> HP”, or if such information is not available for whatever reason or is manifestly incorrect, as determined by the Calculation Agent acting in a commercially reasonable manner and (ii) [*]% (the “4 Week Target Daily Shares”); and (b) the product of (i) the aggregate number of Shares, as determined by the Calculation Agent, traded at a price equal to or less than the Maximum Share Reference Price through order-book, automated trades on the Exchange and (ii) [*]%, or such other percentage (subject to a maximum of [*]%) as notified by Counterparty to [*] and the Calculation Agent from time to time in a Counterparty Election Notice (the “Modified Target Daily Shares”); provided, however, that if there is a Notification of Public Announcement, for the duration of the Merger Transaction Restricted Period, then the lower of (x) the 4 Week Target Daily Shares, (y) the Modified Target Daily Shares and (z) the Merger Target Daily Shares; and provided further, however, that if there is a Notification of Restricted Period, for the duration of the Restricted Period, the Target Daily Shares shall be zero.”

(v) The definition of “Daily Equity Notional Amount” appearing in the “Equity Amounts” section of the Confirmation is hereby amended to read in its entirety as follows:

“In respect of each Exchange Business Day, an amount equal to the product of (a) the number of Shares in respect of which the Hedging Party has established Initial Hedge Positions on such day and (b) the volume weighted average price per Share, converted into USD at the applicable Exchange Rate on such day, at which the Hedging Party establishes such Initial Hedge Positions on such day, which, for the purposes of the Initial Hedge Positions deemed to be established on the last Scheduled Trading Day on which preemptive subscription rights granted in connection with an offering of Shares pursuant to preemptive subscription rights that triggered a Restricted Period may be exercised, shall be the subscription price of such Shares (converted into USD if applicable).”

(vi) The definition of “Final Hedging Period Start Date” appearing in the “Equity Amounts” section of the Confirmation is hereby amended to read in its entirety as follows:

“The earlier of (a) the date that is four calendar months immediately following the last day of the Initial Hedging Period or, if such date is not an Exchange Business Day, the next following Exchange Business Day and (b) the date specified by Counterparty in a Counterparty Election Notice in which Counterparty notifies [*] and the Calculation Agent that it wishes to commence the Final Hedging Period; provided that such date shall not be earlier than the date falling two Scheduled Trading Days following the effective date of such Counterparty Election Notice; and provided further that Counterparty may not deliver a Counterparty Election Notice under this provision during a Restricted Period or, if later, until the latest date of settlement and admission to trading of any Shares issued in respect of an offering of Shares pursuant to preemptive subscription rights that triggered a Restricted Period”.

(vii) A new subparagraph (d) is added to paragraph 6. “Other Provisions” and shall read in its entirety as follows:

“(d) Partial Termination. Counterparty and [*] agree that Counterparty may, by delivery of a notice in the form set out in Appendix 3 (a “Partial Termination Notice”) to [*] at any time during the Initial Hedging Period which is not also during a Restricted Period, elect to end the Initial Hedging Period in respect of solely the number of Shares specified in such Partial Termination Notice (a “Partial Termination”), which shall not exceed the Number of Shares as at the Exchange Business Day immediately prior to the date of such Partial Termination Notice (the “Partial Termination Number of Shares”). Upon a Partial Termination: (i) the terms of the Transaction shall continue to apply with respect to the Partial Termination Number of Shares as if such number of Shares were subject to a separate Transaction under the Agreement pursuant to a confirmation with terms identical to the Confirmation, save for the ending of the Initial Hedging Period as elected pursuant to the Partial Termination Notice and without any amendments or adjustments made pursuant to subparagraph (ii) hereof, and (ii) the Transaction shall remain in effect following such Partial Termination including, without limitation, the continuance of the Initial Hedging Period, but the Maximum Number of Shares and the Number of Shares shall each be reduced by the Partial Termination Number of Shares and the Calculation Agent shall adjust any other terms of the Confirmation (including, without limitation, the Equity Notional Amount and the Initial Hedge Positions) as it determines appropriate to take account of such Partial Termination. Counterparty may deliver only one Partial Termination Notice. [*] and the Calculation Agent may treat a Partial Termination Notice as having been duly authorized by Counterparty if it appears to be signed by any of the persons and delivered from any of the email addresses, or any other persons and email addresses as may be notified to [*] by Counterparty for such purpose from time to time, as set out in the definition of “Counterparty Election Notice”.”

(viii) Subparagraph (d) of paragraph A. “Counterparty Representations and Undertakings” of paragraph 7. “Additional Representations and Undertakings” of the Confirmation is hereby amended to read in its entirety as follows:

“None of Counterparty, Issuer or any other “affiliated purchaser” (as defined in Rule 10b-18) of the Issuer shall, without the prior written consent of [*], directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depository share), listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during the Initial Hedging Period; provided that the foregoing restriction shall not apply to the subscription, purchase or other acquisition of Shares (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depository share) by Counterparty pursuant to the exercise of preemptive subscription rights in respect of the Shares granted to Counterparty by the Issuer;”

(ix) Subparagraph (e) of paragraph B. “Counterparty Representations, Warranties and Covenants” of paragraph 7. “Additional Representations and Undertakings” of the Confirmation is hereby amended to read in its entirety as follows:

“Counterparty shall not take, and shall not permit the Issuer to take, any action that would cause a restricted period (as defined in Regulation M under the Exchange Act (“Regulation M” and any such period, a “Restricted Period”)) to be applicable to any purchases of Shares, or of any security for which Shares are a “reference security” (as defined in Regulation M), by any “affiliated purchasers” (as defined in Regulation M) of the Issuer during the Initial Hedging Period unless Counterparty has provided written notice to [*] of such restricted period not later than the Scheduled Trading Day immediately preceding the first day of such restricted period (such notice, a “Notification of Restricted Period”). Counterparty acknowledges that any such notice may cause a Disrupted Day to occur and, accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Paragraph 7.B.(f) below as if references to the Public Announcement were to such notice (it being understood that the eight-Scheduled-Trading-Day Period set forth opposite “Valuation Disruption” shall not apply as a result of any such Disrupted Day). Counterparty shall promptly notify [*] of the end of the Restricted Period which, for purposes of the definition of “Target Daily Shares” above, shall be deemed to continue until the opening of the next regular trading session on the Exchange for the Shares after such notification;”

(x) A new Appendix 3 shall be inserted at the end of the Confirmation in the form set out in the Appendix to this Amendment No. 2.

2.       Representations, Warranties and Undertakings. Paragraph 7 “Additional Representations and Undertakings” of the Confirmation shall apply with respect to this Amendment No. 2 as if each of such representations, undertakings, warranties and covenants of [*] and the Counterparty were set out in full herein and repeated on the date of this Amendment No. 2, save that references to the Transaction shall be references to the Transaction as previously amended and as amended by this Amendment No. 2. Without limiting the scope of the foregoing, Counterparty (i) represents to [*] that on the date hereof it is not aware of any material non-public information regarding the Shares or the Issuer, and (ii) covenants to [*] that it will file an amendment to the Statement on Schedule 13D originally filed by the Counterparty with the U.S. Securities and Exchange Commission on November 3, 2014, as amended and supplemented on August 12, 2016, December 6, 2016 and October 15, 2018.

3.       Governing Law and Jurisdiction. The Governing Law and Jurisdiction provisions of the Agreement shall apply in respect of this Amendment No. 2.

[signature pages follows]

This Amendment No. 2 is agreed, accepted and confirmed by the parties hereto as of the date first above written.

[*]

By: _______________________________

Name:

Title:

[Signature Page to Amendment No. 2 to Share Swap Transaction – Local Shares]

Enel S.p.A.

By: _______________________________

Name:

Title:

[Signature Page to Amendment No. 2 to Share Swap Transaction – Local Shares]

Appendix

“Appendix 3

Form of Partial Termination Notice

From: [ENEL contact details]

To: [*] (as [*] and Calculation Agent)

[*];

Partial Termination Notice relating to Share Swap Transaction

[date]

Dear Sirs,

The purpose of this notice (this “Partial Termination Notice”) is to partially terminate the share swap transaction (the “Transaction”) on common stock (ISIN CLP371861061) of Enel Americas S.A. entered into between [*] (“[*]”) and ENEL S.p.A. (the “Counterparty”) on a Trade Date of 15 October 2018, as evidenced by the Confirmation dated 15 October 2018, as previously amended on 18 December 2018 and 22 March 2019 and as otherwise amended or amended and restated from time to time (the “Confirmation”). This notice constitutes a Partial Termination Notice for the purposes of the Confirmation.

Capitalised terms not otherwise defined in this letter shall have the same meanings given to them in the Confirmation.

1.       Partial Termination. Pursuant to paragraph 6(d) of the Confirmation, the Counterparty wishes to end the Initial Hedging Period in respect of the following number of Shares: [•]1 (the “Partial Termination Number of Shares” for the purposes of the Confirmation).

2.       Representations, Warranties and Undertakings. Paragraph 7, “Additional Representations and Undertakings” of the Confirmation shall apply with respect to this Partial Termination Notice as if each of such representations, undertakings, warranties and covenants were set out in full herein and repeated on the date of this Partial Termination Notice, save that references to the Transaction shall be references to the Transaction as amended by this Partial Termination Notice.

3.       Governing Law and Jurisdiction. The Governing Law and Jurisdiction provisions of the Agreement shall apply in respect of this Partial Termination Notice.

Yours faithfully,

________________________

for and on behalf of ENEL S.p.A.”

 ___________________

1 Not to exceed the aggregate Number of Shares as at the date of this notice.